Exhibit 5.1

January 27, 2017

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway N., Suite 800

Houston, Texas 77064

Dear Ladies and Gentlemen:

We have acted as counsel for Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (the “Offering”) of 18,170,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company pursuant to the underwriting agreement, dated January 24, 2017 (the “Underwriting Agreement”), by and between the Company and Goldman, Sachs & Co., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated January 24, 2017 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on January 26, 2017, to the prospectus (as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-215678), filed with the Commission on January 24, 2017 (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. In connection with this opinion, we have assumed that the Shares will be issued and sold in the manner described in the Registration Statement and the Prospectus related thereto.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Restated Certificate of Incorporation, as amended, and the Second Amended and Restated Bylaws of the Company, (ii) the Registration Statement and the Prospectus, (iii) resolutions of the Company’s board of directors and the pricing committee thereof relating to the Registration Statement and the Offering, (iv) the Underwriting Agreement and (v) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

January 27, 2017 Page 2

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement and (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Representative.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinions herein are limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not admit thereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.